APL Limited
       Pure Excess Supplemental Executive Retirement Plan

SECTION 1.  ESTABLISHMENT AND PURPOSE OF THE PLAN.

The 1995 Supplemental Executive Retirement Plan was established by the Company effective January 1, 1995. Effective November 9, 1996, the 1995 Supplemental Executive Retirement Plan was amended to form two plans: the APL Limited Regular Supplemental Executive Retirement Plan (the "Regular SERP") and the APL Limited Pure Excess Supplemental Executive Retirement Plan (the "Plan"). This document constitutes the Plan, as adopted. The purpose of the Plan is to supplement certain benefits under the Retirement Plan.

The Plan shall be administered and operated in accordance with the provisions of the Regular SERP, and capitalized terms in this Plan shall have the same meaning as in the Regular SERP, except to the extent provided in this document.

SECTION 2.  ELIGIBILITY AND PARTICIPATION.

Participation in this Plan shall be limited to any participant in the Retirement Plan who is employed by a member of the Affiliated Group on or after January 1, 1995, and whose benefits under the Retirement Plan are affected by the limitations imposed under section 401(a)(17) or 415 of the Code.

SECTION 3.  PLAN BENEFITS.

(a) Amount of Retirement Plan Supplement. The amount of a Participant's Retirement Plan Supplement under this Plan is the pure excess portion (if any) of the Retirement Plan Supplement determined under Section 3 of the Regular SERP, as described in Section 3(c) of the Regular SERP.

(b) Payment of Retirement Plan Supplement. A Participant's Retirement Plan Supplement under Subsection (a) above shall be payable to the Participant or to any other person (including, without limitation, a surviving spouse) who is receiving benefits under the Retirement Plan which are derived from the Participant. Such a Retirement Plan Supplement shall be payable in the same form and at the same times as the Participant's benefit under the Retirement Plan (and in no event earlier), unless the Participant's benefit under the Retirement Plan is paid in the form of a single lump sum. In that event, the Retirement Plan Supplement shall be payable in the normal form of benefit provided under the Retirement Plan, computed as if the benefit actually paid to the Participant under the Retirement Plan were also payable in the normal form, unless:

          (1) The Participant requests in writing to receive the Retirement Plan Supplement in a single lump sum;
          and

          (2)  The Committee expressly approves the
          Participant's request.

SECTION 4.  ADMINISTRATION.

The terms of Section 4 of this Plan are the same as the terms of
Section 4 of the Regular SERP.

SECTION 5.  CLAIMS AND INQUIRIES.

The terms of Section 5 of this Plan are the same as the terms of
Section 5 of the Regular SERP.

SECTION 6.  AMENDMENT AND TERMINATION.

The terms of Section 6 of this Plan are the same as the terms of
Section 6 of the Regular SERP.

SECTION 7.  EMPLOYMENT RIGHTS.

The terms of Section 7 of this Plan are the same as the terms of
Section 7 of the Regular SERP.

SECTION 8.  NO ASSIGNMENT.

The terms of Section 8 of this Plan are the same as the terms of
Section 8 of the Regular SERP.

SECTION 9.  PLAN UNFUNDED.

The terms of Section 9 of this Plan are the same as the terms of
Section 9 of the Regular SERP.

SECTION 10.  CHOICE OF LAW.

The terms of Section 10 of this Plan are the same as the terms of Section 10 of the Regular SERP.

SECTION 11.  DEFINITIONS.

Except as follows, the terms of Section 11 of this Plan are the same as the terms of Section 11 of the Regular SERP:

(a)  "Plan" means this APL Limited Pure Excess Supplemental
     Executive Retirement Plan.

(b)  "Regular SERP" means the APL Limited Regular Supplemental
     Executive Retirement Plan.
SECTION 12.  EXECUTION.

To record the adoption of the Plan, the Company has caused its duly authorized officer to affix the corporate name hereto.


                             APL Limited
                             By:  /s/ Timothy J. Windle